Exhibit 4-L

                                 TRUST AGREEMENT
                                       OF
                              MET-ED CAPITAL TRUST


     THIS TRUST AGREEMENT, of Met-Ed Capital Trust, is made as of August 20, 1998 (this "Trust Agreement"), by and among Met-Ed Capital II L.P., as Depositor (the "Depositor"), The Bank of New York, as trustee (the "Property Trustee"), T. G. Howson, P. R. Chatman and M. E. Gramlich, as trustees (the "Regular Trustees"), and The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Delaware Trustee") (collectively the "Trustees"). The Depositor and the Trustees hereby agree as follows:

          1. The trust created hereby shall be known as "Met-Ed Capital Trust " (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

          3. The Depositor and the Trustees will enter into an Amended and Restated Trust Agreement or Declaration satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3 (the "1933 Act Registration Statement") referred to below, or in such other form as the Trustees and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Trust Agreement or Declaration, the Trustees shall not have any duty or obligation hereunder or with respect of the Trust or the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.


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          4. The Depositor,  as the sponsor of the Trust, is hereby  authorized, if the Depositor deems it necessary or appropriate to do, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration
Statement,   including  pre-effective  or  post-effective   amendments  to  such
Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Trust Securities of the Trust, (b) any preliminary prospectus or prospectus supplement thereto relating to the Trust Securities required to be filed under the 1933 Act, and (c) a Registration
Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Trust Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other exchange, and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust Securities to be listed on the New York Stock Exchange or such other exchange;
(iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Trust Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement relating to the Trust Securities with the Depositor and the underwriter or underwriters of the Trust Securities of the Trust; and (v) to execute on behalf of the Trust such letters or representations with depositories as shall be necessary or desirable. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, or either of them, in their capacities as trustees of the Trust, shall not be required to join any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws. In connection with all of the foregoing, the Trustees, solely in their capacities as trustees of the Trust, and the Depositor hereby constitute and appoint any one or more of I.H. Jolles, J.G. Graham and T.G. Howson, with power in any one of them to act singly, as his/her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including all

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


pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5. This Trust Agreement may be executed in one or more counterparts.

          6. The number of trustees of the Trust initially shall be five (5) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person which is a resident of the State of Delaware or, if not a natural person, an entity who has its principal place of business in the State of Delaware. The Delaware Trustee represents and warrants that it has and will retain its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

          7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

            8. The Depositor agrees to indemnify and hold the Property Trustee, the Regular Trustees and the Delaware Trustee harmless against any action, suit proceeding as well as any loss, claim, liability or damage which may arise in connection with the Property Trustee, the Regular Trustees' or the Delaware Trustee's performance hereunder.














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


      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                            MET-ED CAPITAL II, L.P.
                              as Depositor

                              By: Met-Ed Preferred Capital II, Inc.
                                     its General Partner

                              By: /s/ T. G. Howson
                                 ---------------------------------------------

                              THE BANK OF NEW YORK, not in its
                              individual capacity but solely as trustee of the Trust

                              By: /s/ Mary Jane Schmalzel
                                 ---------------------------------------------
                                     Name: Mary Jane Schmalzel
                                     Title:  Vice President


                              THE BANK OF NEW YORK (DELAWARE),
                              not in its individual capacity but
                              solely as trustee of the Trust

                              By:  /s/ Mary Jane Morrissey
                                 ---------------------------------------------
                                     Name:  Mary Jane Morrissey
                                     Title:  Authorized Signatory

                                    /s/ T. G. Howson
                                 ---------------------------------------------
                                    T. G. Howson, not in his individual
                                    capacity but solely as trustee

                                    /s/ P. R. Chatman
                                 ---------------------------------------------
                                    P. R. Chatman, not in his
                                    individual capacity but solely as
                                     trustee

                                    /s/ M. E. Gramlich
                                 ---------------------------------------------
                                    M. E. Gramlich, not in his
                                    individual capacity but solely
                                   as trustee




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